ANDREA ELECTRONICS CORPORATION


                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                (UNAUDITED)












                        ANDREA ELECTRONICS CORPORATION

                    PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF MARCH 31, 1998
                                   (UNAUDITED)




                                                 Actual               Actual                                          Pro Forma
                                                 Andrea               Lamar         Combined        Adjustments(h)   As Adjusted
                                               -----------           --------      -----------      -----------      -----------
      Assets
Cash and Cash Equivalents                      $ 2,355,962           $ 31,888      $ 2,387,850      $(2,106,281)(a)  $   281,569
Marketable Securities                              742,174                  -          742,174                -          742,174
Accounts Receivable, net                         4,067,698             23,535        4,091,233                -        4,091,233
Inventories, net                                 7,732,193             29,309        7,761,502                -        7,761,502
Deferred Income Taxes                              849,250                  -          849,250                -          849,250
Prepaid Expenses and Other Current Assets        1,330,359                  -        1,330,359                -        1,330,359
                                               -----------           --------      -----------      -----------      -----------
Total Current Assets                            17,077,636             84,732       17,162,368       (2,106,281)      15,056,087
Property Plant and Equipment, net                  713,494            133,650          847,144                -          847,144
Deferred Income Taxes                              628,322                  -          628,322                -          628,322
Other Assets                                     1,938,444                  -        1,938,444       27,509,664 (i)   29,448,108
                                               -----------           --------      -----------      -----------      -----------
Total Assets                                   $20,357,896           $218,382      $20,576,278      $25,403,383      $45,979,661
                                               ===========           ========      ===========      ===========      ===========

      Liabilities & Shareholders' Equity
Trade Accounts Payable                         $ 2,137,756           $ 57,545      $ 2,195,301      $         -      $ 2,195,301
Other Current Liabilities                          661,653             79,134          740,787                -          740,787
                                               -----------           --------      -----------      -----------      -----------
Total Current Liabilities                        2,799,409            136,679        2,936,088                -        2,936,088
Long Term Debt                                     429,880            492,305          922,185        1,564,000 (b)    2,486,185
                                               -----------           --------      -----------      -----------      -----------
Total Liabilities                                3,229,289            628,984        3,858,273        1,564,000        5,422,273
                                               -----------           --------      -----------      -----------      -----------
Common Stock                                     4,526,365              6,775        4,533,140          902,225 (c)    5,435,365
Additional Paid-in Capital                      11,294,632            536,088       11,830,720       21,983,693 (c)   33,814,413
Retained Earnings (Accumulated Deficit)          1,307,610           (953,465)         354,145          953,465 (c)    1,307,610
                                               -----------           --------      -----------      -----------      -----------
Total Equity                                    17,128,607           (410,602)      16,718,005       23,839,383       40,557,388
                                               -----------           --------      -----------      -----------      -----------
Total Liabilities and Shareholders' Equity     $20,357,896           $218,382      $20,576,278      $25,403,383      $45,979,661
                                               ===========           ========      ===========      ===========      ===========

                                  (See Notes)




                           ANDREA ELECTRONICS CORPORATION

                    PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                        FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                    (UNAUDITED)


                                                 Actual              Actual                                          Pro Forma
                                                 Andrea              Lamar          Combined        Adjustments(h)   As Adjusted
                                               -----------          ---------      -----------      -----------      -----------

Sales                                          $ 4,475,070          $  11,184      $ 4,486,254       $      -        $ 4,486,254
Cost of Sales                                    2,820,222              2,753        2,822,975              -          2,822,975
                                               -----------          ---------      -----------       ----------      -----------
Gross Profit                                     1,654,848              8,431        1,663,279              -          1,663,279
Research and Development Expenses                  407,453             82,151          489,604              -            489,604
General, Administrative and Selling Expenses     2,393,334             79,746        2,473,080          468,494 (d)    2,941,574
                                               -----------          ---------      -----------       ----------      -----------
Income (loss) from Operations                   (1,145,939)          (153,466)      (1,299,405)        (468,494)      (1,767,899)
Other Income (expense), net                      1,911,155            (12,296)       1,898,859          (41,055)(e)    1,857,804
                                               -----------          ---------      -----------       ----------      -----------
Income (loss) Before Income Tax
  Provision (Benefit)                              765,216           (165,762)         599,454         (509,549)          89,905
Income Tax Provision (Benefit)                          -                  -                -                -  (f)           -
                                               -----------          ---------      -----------       ----------      -----------
Net Income (loss)                              $   765,216          $(165,762)     $   599,454       $ (509,549)     $    89,905
                                               ===========          =========      ===========       ==========      ===========



Net Income Per Share:(g)
---------------------
Basic                                                                                                                       0.01
Diluted                                                                                                                     0.01

Shares Used in Computing Net Income Per Share
---------------------------------------------
Basic                                                                                                                 10,754,255
Diluted                                                                                                               11,479,189




                                  (See Notes)





                           ANDREA ELECTRONICS CORPORATION
                    PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                          FOR THE YEAR ENDED DECEMBER 31, 1997
                                    (UNAUDITED)



                                                 Actual              Actual                                          Pro Forma
                                                 Andrea              Lamar          Combined        Adjustments(h)   As Adjusted
                                               -----------          ---------      -----------      -----------      -----------

Sales                                          $26,429,804          $   5,833      $26,435,637       $       -       $26,435,637
Cost of Sales                                   16,077,801              2,155       16,079,956               -        16,079,956
                                               -----------          ---------      -----------       -----------     -----------
Gross Profit                                    10,352,003              3,678       10,355,681               -        10,355,681
Research and Development Expenses                1,106,880            162,309        1,269,189               -         1,269,189
General, Administrative and Selling Expenses     5,753,130            255,873        6,009,003         1,873,978 (d)   7,882,981
                                               -----------          ---------      -----------       -----------     -----------
Income (loss) from Operations                    3,491,993           (414,504)       3,077,489        (1,873,978)      1,203,511
Other Income (expense), net                         76,864             (3,628)          73,236          (164,220)(e)     (90,984)
                                               -----------          ---------      -----------       -----------     -----------
Income (loss) Before Income Tax
   Provision (Benefit)                           3,568,857           (418,132)       3,150,725        (2,038,198)      1,112,527
Income Tax Provision (Benefit)                    (154,461)                 -         (154,461)              -   (f)    (154,461)
                                               -----------          ---------      -----------       -----------     -----------
Net Income (loss)                              $ 3,414,396          $(418,132)     $ 2,996,264       $(2,038,198)    $   958,066
                                               ===========          =========      ===========       ===========     ===========



Net Income Per Share:(g)
---------------------
Basic                                                                                                                       0.10
Diluted                                                                                                                     0.09

Shares Used in Computing Net Income Per Share
---------------------------------------------
Basic                                                                                                                  9,966,153
Diluted                                                                                                               10,680,263






                                  (See Notes)





          NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                 (UNAUDITED)


1.  BASIS OF PRESENTATION

Andrea Electronics Corporation ("Andrea") acquired all of the outstanding shares of Lamar Signal Processing, Ltd. ("Lamar") in exchange for 1.8 million restricted shares of Andrea common stock and $3 million in cash. Of the aggregate cash consideration paid by Andrea for the Lamar shares, $1 million was paid upon the closing of the acquisition and the remainder is payable in four equal installments on each of the six, twelve, twenty-four and thirty-six month anniversaries of the closing. Of the 1.8 milli on shares of Andrea comprising the share consideration paid for the Lamar shares, one-third of such Andrea shares shall become freely transferable on each of the first, second and third anniversaries of the closing.

The unaudited pro forma balance sheet combines the balance sheets of Andrea and Lamar as of March 31, 1998, assuming that the business combination, accounted for as a purchase, had been completed as of the respective balance sheet date. The pro forma statements of operations combine the statement of operations of Andrea for the year ended December 31, 1997 with the statement of operations of Lamar for the year ended December 31, 1997 and the statements of operations of Andrea and Lamar for the three month s ended March 31, 1998, assuming that the purchase occurred at the beginning of the periods presented.

The historical balance sheets used in the preparation of the pro forma financial statements have been derived from Andrea's and Lamar's unaudited financial statements as of March 31, 1998. The historical statements of operations for the years ended December 31, 1997 have been derived from the audited statements of operations of those entities. The historical statements of operations for the three months ended March 31, 1998 have been derived from the companies' respective unaudited financial statements.

2.  UNAUDITED PRO FORMA ADJUSTMENTS

A description of the adjustments included in the unaudited pro forma financial statements are as follows:

(a) Reflects $1 million in cash consideration paid upon the close of the acquisition and an estimated $1.1 million in direct costs incurred in connection with the acquisition.

(b) Reflects the discounted value of the $2 million in notes payable to the selling shareholders of Lamar, using an interest rate of 10.5%.

(c) Reflects the elimination of Lamar's accumulated deficit, and adjustment of equity accounts upon the issuance of 1.8 million shares of Andrea common stock.

(d) Reflects amortization of the excess of the purchase price, including related costs, over the fair value of the net assets acquired using a 15-year amortization period. This adjustment also reflects the additional costs of an employment contract entered into between Lamar and an employee, in connection with the acquisition, over the historical compensation cost of that individual.

(e) Reflects interest expense on the discounted value ($1,564,000) of the $2 million in notes payable, using a 10.5% effective interest rate.

(f) No adjustment is required for income taxes considering: (i) Lamar did not generate taxable income for the periods presented; (ii) for Israeli tax purposes, the tax status of Lamar in Israel provides for a current tax holiday with minimal future tax liabilities; and (iii) for U.S. tax purposes, goodwill amortization for this acquisition is not deductible.

(g) For all periods presented, the outstanding shares reflect the 1.8 million share consideration paid by Andrea for the Lamar shares.

(h) The adjustments are based on available information and upon certain assumptions that Andrea believes are reasonable under the circumstances; however, the actual recording of the acquisition (which management does not expect to vary materially) will be based on ultimate appraisals, evaluations and estimates of fair market values.

(i) Represents the excess of the purchase price, including related costs, over the fair value of the net assets acquired.